Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222047-01

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated May 28, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 13, 2017)

$

    % Senior Notes due 2049

This is an offering by Southwest Gas Corporation of $            of its     % Senior Notes due 2049 (the “Notes”). The Notes will mature on                 , 2049, and interest will be paid semi-annually in arrears on June         and December        of each year or, if such day is not a business day, on the next succeeding business day, beginning on December     , 2019. Interest will accrue from                 , 2019. Southwest Gas Corporation may redeem the Notes in whole or in part at any time, or from time to time, at the applicable redemption price described on page S-15. For a more detailed description of the Notes, see “Description of the Notes” beginning on page S-14.

The Notes will be unsecured and unsubordinated general obligations of Southwest Gas Corporation and will rank equal in right of payment with all existing and future unsecured and unsubordinated senior debt of Southwest Gas Corporation and senior in right of payment to all existing and future subordinated debt of Southwest Gas Corporation. The Notes will be effectively subordinated to any secured debt that Southwest Gas Corporation may incur, to the extent of the value of the assets securing such debt, and to all existing and future liabilities of Southwest Gas Corporation’s subsidiaries, including trade payables.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and Item 1A “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per Note		Total
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to Southwest Gas Corporation (before expenses)		%	$

(1)	Plus accrued interest, if any, from , 2019.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the Notes.

Delivery of the Notes will be made in book-entry form only through the facilities of The Depository Trust Company, including Clearstream Banking, société anonyme and/or Euroclear Bank S.A./N.V., and its participants against payment in New York, New York, on or about                 , 2019, which is the third business day following the date of this prospectus supplement.

Joint Book-Running Managers

BNY Mellon Capital Markets, LLC	BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

Co-Managers

Blaylock Van, LLC	Ramirez & Co., Inc.

The date of this prospectus supplement is                 , 2019.

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may provide you in connection with the sale of the Notes offered hereby. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where such offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus supplement or the accompanying prospectus.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.

Before investing in the Notes, please read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein together with the additional information described under the section entitled “Available Information.” You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before you make an investment decision.

We are not making any representation to any purchaser of the Notes regarding the legality of an investment in the Notes by such purchaser. You should not consider any information in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the Notes.

When we use the terms “Southwest,” the “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Corporation, together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” or “our parent” refers to our parent company, Southwest Gas Holdings, Inc.

The Notes are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in other jurisdictions may also be restricted by law. Persons who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest)” beginning on page S-31 of this prospectus supplement.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements.

For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, the Company’s company-owned life insurance (“COLI”) strategy, replacement market and new construction market, expected impacts of U.S. tax reform including disposition in regulatory proceedings and bonus depreciation tax deductions, the impact of recent Pipeline and Hazardous Materials Safety Administration rulemaking, the amounts and timing for completion of estimated future construction expenditures, including the Liquefied Natural Gas (“LNG”) facility in southern Arizona, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in future period revenues from regulatory rate proceedings including amounts requested from the recently filed Arizona general rate case, the approved recovery of the Arizona Delivery Charge Adjustment (“DCA”) balance, the outcome of judicial review of the recently concluded Nevada rate case, rates and surcharges, purchase gas adjustment mechanisms, and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity, ability and decisions of our parent to raise funds and contribute capital to us, pension and post-retirement benefits, certain impacts of tax acts, the effect of any rate changes or regulatory proceedings, impacts of accounting standard updates, infrastructure replacement mechanisms and Customer-Owned Yard Line (“COYL”) programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings, including the multijurisdictional filings for recovery of the Customer Data Modernization Initiative, and approvals are forward-looking statements. All forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act.

A number of important factors affecting the business, financial results and prospects of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the ability to recover costs through the purchase gas adjustment mechanisms or other regulatory assets, the effects of regulation/deregulation, the timing and amount of rate relief, the timing and methods determined by regulators to refund amounts to customers resulting from the Tax Cuts and Jobs Act, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, including by means of capital contributed by our parent, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, future liability claims and changes in pipeline capacity for the transportation of gas and related costs. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement, the accompanying prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” and “Available Information” below and for information about how to obtain copies of those documents. All forward-

S-iv

looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus supplement prior to investing in the Notes.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We and Southwest Gas Holdings have jointly filed with the SEC an automatic shelf registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement.

Any reports that we file with the SEC on or after the date of this prospectus supplement and before the date that the offering of the Notes is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any documents previously incorporated by reference into this prospectus supplement have been modified or superseded. We specifically incorporate by reference into this prospectus supplement the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the year ended December 31, 2018;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2019;

•	Current Report on Form 8-K filed on February 26, 2019; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement until the termination of the offering of the Notes.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits unless they are specifically

S-v

incorporated by reference in any such documents) through the SEC’s website at www.sec.gov or at no cost to you by writing or telephoning us at the following:

Southwest Gas Corporation

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

S-vi

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in the Notes. You should read this entire prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of the Notes” and the financial statements and related notes thereto included or incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision.

Southwest Gas Corporation

Southwest was originally incorporated in March 1931 under the laws of the state of California and composes the natural gas operations segment of Southwest Gas Holdings. Southwest Gas Holdings is a holding company that owns all of the shares of common stock of Southwest and all of the shares of common stock of Centuri Group, Inc. (“Centuri”), which composes the utility infrastructure services segment of Southwest Gas Holdings. As part of the holding company reorganization, effective January 2017, Centuri became a direct subsidiary of Southwest Gas Holdings; whereas historically, Centuri had been a direct subsidiary of Southwest. On May 2, 2019, the stockholders of Southwest Gas Holdings approved changing Southwest Gas Holdings’ state of incorporation from California to Delaware. Southwest Gas Holdings expects the reincorporation to be effective in the second or third quarter of 2019, subject to regulatory approvals. Southwest will remain incorporated in California and the reincorporation will not have a material effect on Southwest, its business, operations or financial condition.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

As of March 31, 2019, Southwest had 2,058,000 residential, commercial, industrial, and other natural gas customers, of which 1,096,000 customers were located in Arizona, 765,000 in Nevada, and 197,000 in California. Residential and commercial customers represented over 99% of the total customer base. During the twelve months ended March 31, 2019, 53% of operating margin was earned in Arizona, 36% in Nevada, and 11% in California. During this same period, Southwest earned 85% of its operating margin from residential and small commercial customers, 3% from other sales customers, and 12% from transportation customers. These general composition patterns are expected to remain materially consistent for the foreseeable future.

Southwest is subject to regulation by the Arizona Corporation Commission, the Public Utilities Commission of Nevada, and the California Public Utilities Commission (“CPUC”). These commissions regulate public utility rates, practices, facilities, and service territories in their respective states. The CPUC also regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain accounting practices, transmission facilities, and rates are subject to regulation by the Federal Energy Regulatory Commission.

Our administrative offices are located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, Nevada 89193-8510, telephone number (702) 876-7237. Our parent maintains a website (www.swgasholdings.com) for the benefit of investors, customers, and other interested parties. Southwest and Southwest Gas Holdings file certain joint reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, all of which are available free of charge, are accessible through our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website is intended to be an inactive textual reference and the information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Southwest Gas Corporation. The Notes are not obligations of, nor guaranteed by, Southwest Gas Holdings, Inc., the corporate parent of Southwest Gas Corporation.

Notes Offered	% Senior Notes due 2049.

Aggregate Principal Amount	$

Maturity Date	, 2049.

Interest Rate	% per annum.

Interest Payment Dates	Interest will be payable semi-annually in arrears on June and December of each year, beginning on December , 2019.

Day Count Convention	30/360.

Denominations	$2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The Notes will be our unsecured and unsubordinated general obligations and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated senior debt and senior in right of payment to all of our existing and future subordinated debt.

The Notes will be effectively subordinated to any of our secured debt, to the extent of the value of the assets securing such debt, and to all existing and future liabilities of our subsidiaries, including trade payables.

Optional Redemption	At any time prior to , 2048 (six months prior to the maturity of the Notes), we may redeem the Notes, in whole or in part, at a price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date, or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus basis points, plus accrued and unpaid interest up to, but excluding, the redemption date. Such sum of present values will be calculated by a quotation agent appointed by us.

At any time on or after , 2048 (six months prior to the maturity of the Notes), we may redeem the Notes in whole or in part at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date. See “Description of the Notes—Redemption at Our Option.”

Events of Default	Events of default generally will include failure to pay principal or any premium, failure to pay interest, failure to observe or perform any other covenant or warranty in the Notes or the Indenture, certain events of bankruptcy, insolvency or reorganization, and certain events of default under our other debt instruments. See “Description of the Notes—Events of Default.”

Certain Covenants	The Indenture (as defined under “Description of the Notes”) will contain covenants that include, but are not limited to, restrictions on our ability to issue indebtedness for borrowed money secured by a lien and enter into certain sale and lease-back transactions. See “Description of the Notes—Covenants.”

Use of Proceeds	We estimate that the net proceeds to us from the sale of the Notes will be approximately $ million, after deducting underwriting discounts and expenses payable by us. We intend to use the net proceeds from this offering to repay a portion of the outstanding balance under our Credit Facility (as defined under “Description of Other Indebtedness”). See “Use of Proceeds.”

Clearance and Settlement	The Notes will be cleared through The Depository Trust Company (“DTC”), including Clearstream Banking, société anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), and its participants. Settlement is expected to occur on , 2019, the third business day following the date of this prospectus supplement.

Listing	The Notes are not, and are not expected to be, listed on any securities exchange or included in any automated quotation system. Currently there is no public market for the Notes.

Further Issuances	We may create and issue further notes ranking equally and ratably with the Notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the Notes offered by this prospectus supplement and will have the same terms as to status and redemption; provided that if such further notes are not fungible for U.S. federal income tax purposes with such previously issued Notes, such further notes will have a separate CUSIP number, if applicable.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	You should consider carefully the information set forth in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, those risks discussed from time to time in our subsequently filed reports, and other information as provided under “Available Information.”

Conflicts of Interest	Because affiliates of certain of the underwriters are lenders under the Credit Facility, such affiliates may each receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the outstanding balance under our Credit Facility. Therefore, such underwriters would be considered to have a “conflict of interest” with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	The Notes will be governed by the laws of the State of New York.

Summary Selected Historical Consolidated Financial Data

The following table sets forth certain summary financial data of Southwest as of and for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014 and the twelve months ended March 31, 2019 and 2018. The data for Southwest as of and for each of the years ended December 31, 2018 and 2017 were derived from our audited consolidated financial statements. The data for Southwest as of and for the twelve months ended March 31, 2019 and 2018 were derived from our unaudited condensed consolidated financial statements. Data for Southwest as of and for each of the fiscal years ended December 31, 2016, 2015 and 2014 were derived from information underlying the audited consolidated financial statements of the predecessor entity to Southwest Gas Holdings, which existed prior to the January 2017 reorganization under a holding company structure. You should read the selected financial data in conjunction with our audited consolidated financial statements as of December 31, 2018 and 2017 and for each of the years ended December 31, 2018, 2017 and 2016, the notes thereto and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018. As indicated in the notes to financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, in connection with the holding company reorganization, Centuri ceased to be a subsidiary of Southwest and became a subsidiary of Southwest Gas Holdings.

	Twelve Months Ended March 31,		Year Ended December 31,
	2019	2018	2018	2017(1)	2016(1)	2015(1)	2014(1)
(Thousands of dollars)
Operating revenue	$1,384,092	$1,334,019	$1,357,728	$1,302,308	$1,321,412	$1,454,639	$1,382,087
Net cost of gas sold	426,260	393,898	419,388	355,045	397,121	563,809	505,356

Operating margin	957,832	940,121	938,340	947,263	924,291	890,830	876,731
Expenses
Operations and maintenance	408,165	389,687	404,813	391,321	381,964	369,832	368,313
Depreciation and amortization	199,467	190,688	191,816	201,922	233,463	213,455	204,144
Taxes other than income taxes	60,847	58,421	58,898	57,946	52,376	49,393	47,252

Operating income	$289,353	$301,325	$281,813	$269,074	$256,488	$258,150	$257,022

Contribution to consolidated net income	$151,882	$170,229	$138,842	$156,818	$119,423	$111,625	$116,872

Total assets at period end	$6,306,826	$5,582,356	$6,141,584	$5,482,669	$5,001,756	$4,822,845	$4,652,307

Net gas plant at period end	$5,215,608	$4,604,391	$5,093,238	$4,523,650	$4,131,971	$3,891,085	$3,658,383

Construction expenditures and property additions	$(714,762)	$(591,184)	$682,869	$560,448	$457,120	$438,289	$350,025

Cash flow, net
From operating activities	$387,963	$326,493	$382,502	$309,216	$507,224	$497,500	$288,534
From (used in) investing activities	(701,616)	(586,630)	(669,392)	(557,384)	(446,238)	(416,727)	(328,645)
From (used in) financing activities	343,012	274,976	280,906	267,090	(63,339)	(74,159)	23,413

Net change in cash	$29,359	$14,839	$(5,984)	$18,922	$(2,353)	$6,614	$(16,698)

(1)

Periods prior to January 1, 2018, depict revised operating expenses and operating income for the reclassification of non-service cost components of net periodic benefit costs in Southwest’s Consolidated Statements of Income in the Annual Report on Form 10-K due to the adoption of ASU 2017-07. Net income was not impacted. Refer to “Note 11—Pension and Other Postretirement Benefits” in the notes to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K, which is incorporated by reference in this prospectus supplement, for further information relating to the adoption of this update.

RISK FACTORS

Investing in the Notes involves risks. You should carefully consider the specific risk factors set forth below, as well as the risk factors described in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement, before deciding to invest in the Notes. You should also consider the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Notes. This prospectus supplement and the accompanying prospectus contain or incorporate statements that constitute forward-looking statements regarding, among other matters, our intent, belief or current expectations about our business. These forward-looking statements are subject to risks, uncertainties and assumptions.

Risks Relating to the Notes

Your right to receive payments on the Notes is unsecured and will be effectively subordinated to the existing and future debt and other liabilities of our subsidiaries.

The Notes are unsecured and therefore will be effectively subordinated to any secured debt we may incur to the extent of the assets securing such debt. In the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us, the assets which serve as collateral for any secured debt will be available to satisfy the obligations under the secured debt before any payments are made on the Notes.

In addition, the Notes will be effectively subordinated to the liabilities of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes, whether by dividends, distributions, loans or other payments. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, the assets of our subsidiaries will be available to pay obligations on the Notes only after creditors of our subsidiaries have been paid first. In such a case, as a result of the application of the subsidiaries’ assets to satisfy claims of creditors, including trade creditors, and preferred equity holders, the value of the stock of the subsidiaries would be diminished and perhaps rendered worthless. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the Notes. The Indenture will not prohibit us or our subsidiaries from incurring additional unsecured indebtedness or issuing common or preferred equity in the future. In addition, certain debt and security agreements entered into by our subsidiaries may contain various restrictions, including restrictions on payments by our subsidiaries to us.

The Indenture and other instruments that govern our outstanding indebtedness contain restrictions and limitations that could significantly affect our ability to operate our business, as well as significantly affect our liquidity, and adversely affect you, as holders of the Notes.

The Indenture will contain a number of significant covenants that could adversely affect our ability to operate our business, as well as significantly affect our liquidity, and therefore could adversely affect our results of operations. These covenants restrict, among other things, our ability to:

•	issue indebtedness for borrowed money secured by a lien, and

•	enter into certain sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications as described under “Description of the Notes—Covenants.” In addition, the applicable indentures governing our outstanding medium term notes and certain of our outstanding senior notes contain similar restrictive covenants, and the note purchase agreement related to our outstanding 6.10% Senior Notes due 2041 and our Credit Facility (as defined under “Description of Other Indebtedness”) each contain a number of covenants and obligations. The breach of any covenant or obligation under the Indenture, the applicable indentures or note purchase agreement governing or related to our outstanding medium term and senior notes or the Credit Facility that is not otherwise waived or cured could result in a default and could trigger acceleration of those obligations, which in turn could trigger cross defaults under other agreements governing our long-term indebtedness. Any default under the Indenture, the applicable indentures or note purchase agreement governing or related to our outstanding medium term and senior notes or the Credit Facility could adversely affect our growth, financial condition, results of operations and ability to make payments on our debt, and could force us to seek protection under the bankruptcy laws. For a description of our outstanding medium term and senior notes, the related indentures and note purchase agreement and our Credit Facility, see “Description of Other Indebtedness.”

An active trading market may not develop for the Notes and you may be unable to sell your Notes.

The Notes will be new securities for which there currently is no trading market, and we do not intend to list the Notes on any securities exchange or automated quotation system. Although we have been informed by some of the underwriters that they presently intend to make a market in the Notes after this offering is completed, they have no obligation to do so and may discontinue market-making at any time without notice. In addition, market-making activities will be subject to limits imposed by the Securities Act and the Exchange Act. As a result, you cannot be sure that an active trading market will develop for the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

In addition, the liquidity of the trading market for the Notes, if one develops, and the market price quoted for the Notes, may be adversely affected by: changes in the overall market for debt securities; changes in our financial condition, performance or prospects; the prospects for companies in our industry generally; the number of holders of the Notes; the interest of securities dealers in making a market for the Notes; and prevailing interest rates. Further, any adverse events in the global financial markets as a whole may cause a reduction of liquidity in the secondary market for the Notes.

The market valuation of the Notes may be exposed to volatility.

Historically, the debt market has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market, if any, for the Notes may not be free from similar disruptions and any such disruptions could adversely affect the prices at which the holders of Notes may sell their Notes. The debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (i) large or sustained sales by major investors in debt, (ii) a default by a high-profile issuer or (iii) simply a change in investors’ psychology regarding debt. A real or perceived economic downturn could cause a decline in the market value of the Notes. Moreover, if one of the major rating agencies lowers its credit rating of us or the Notes, the market value of the Notes will likely decline. Therefore, holders of the Notes may be unable to sell their Notes at a particular time or, in the event they are able to sell their Notes, the price that they receive when they sell may not be favorable.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the Notes, and to fund planned capital expenditures and expansion efforts will depend upon our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We may need or decide to refinance all or a portion of our indebtedness before maturity, and cannot provide assurances that we will be able to refinance any of our indebtedness, including the Notes, on commercially reasonable terms, or at all. We may have to adopt one or more alternatives, such as reducing or delaying planned expenses and capital expenditures, selling assets, restructuring debt, obtaining additional debt financing, or entering into joint ventures.

We may choose to redeem the Notes prior to maturity.

We may redeem all or a portion of the Notes at any time. See “Description of the Notes—Redemption at Our Option.” If prevailing interest rates are lower at the time of redemption, holders of the Notes may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.

The Indenture will not limit the amount of unsecured indebtedness that we or our subsidiaries may incur or our ability to enter into a change of control transaction or require us to comply with any financial covenants.

Neither we nor any of our subsidiaries will be restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the Indenture. As of March 31, 2019, we had approximately $1.8 billion of indebtedness outstanding (excluding short-term borrowings under the Credit Facility) and $62 million of borrowings available under our Credit Facility. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. In addition, we will not be restricted from paying dividends on or issuing or repurchasing our securities under the Indenture. Furthermore, the Indenture will not contain any provisions restricting our or any of our subsidiaries’ ability to sell assets (other than certain restrictions on our ability to consolidate, merge or sell all or substantially all of our assets and our ability to sell the stock of certain subsidiaries), to enter into transactions with affiliates, or to create restrictions on the payment of dividends or other amounts to us from our subsidiaries. Additionally, the Indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth. There will be no financial covenants in the Indenture. You will not be protected under the Indenture in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described in this prospectus supplement under “Description of the Notes.”

Southwest Gas Holdings is not a guarantor of the Notes and may have interests that conflict with those of the holders of the Notes.

Southwest Gas Holdings is not a guarantor of, or in any way obligated in connection with, the Notes issued by us. We are a wholly owned subsidiary of Southwest Gas Holdings. As our parent, Southwest Gas Holdings controls our fundamental corporate policies and transactions, including but not limited to, the approval of significant corporate transactions. The interests of Southwest Gas Holdings as an equity holder and as parent of a subsidiary may be different from your interests as a holder of the Notes. For example, Southwest Gas Holdings may have an interest in pursuing, or causing us to pursue, acquisitions, financings, or other transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to you as holders of the Notes.

The assets related to Southwest Gas Holdings’ utility infrastructure services business will not be available to satisfy obligations under the Notes.

Southwest no longer holds its interest in Centuri, which was transferred to Southwest Gas Holdings effective January 1, 2017 as part of the holding company reorganization and which composes Southwest Gas Holdings’ utility infrastructure services segment. Accordingly, the income and business from the utility infrastructure services segment may not be available to service our indebtedness, including the Notes, and in the event of a liquidation, dissolution, reorganization, bankruptcy or similar proceeding involving us, the assets related to the utility infrastructure services segment may not be available for us to make payments on the Notes.

USE OF PROCEEDS

We anticipate that the net proceeds from the sale of the Notes will be approximately $            million, after deducting the underwriting discounts and other estimated expenses payable by us. We intend to use the net proceeds from this offering to repay a portion of the outstanding balance under the Credit Facility. Pending the specific use of the net proceeds, the net proceeds from the sale of the Notes may initially be temporarily invested in short-term marketable securities.

The Credit Facility matures on March 28, 2022. The interest rate per annum applicable to revolving loans under the Credit Facility is based upon, at our option, the LIBOR or the “alternate base rate,” plus in each case an applicable margin that is determined based on our senior unsecured long-term debt rating. The applicable margin ranges from 0.875% to 1.750% for loans bearing interest with reference to LIBOR and from 0.00% to 0.750% for loans bearing interest with reference to the alternative base rate. We are also required to pay a commitment fee on the unfunded portion of the commitments based on our senior unsecured long-term debt rating. The commitment fee ranges from 0.100% to 0.250% per annum. As of May 23, 2019, $366 million (including $50.0 million in commercial paper) was outstanding under the Credit Facility, and the weighted average interest rate on the total outstanding borrowings under the Credit Facility was 3.32%. For more information about our Credit Facility, see “Description of Other Indebtedness—Credit Facility.”

Affiliates of certain of the underwriters are lenders under the Credit Facility, and may therefore receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the outstanding balance under the Credit Facility. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table sets forth our cash and investments and our capitalization as of March 31, 2019, on an actual basis and on an as adjusted basis to reflect the issuance of the Notes being offered hereby, assuming net proceeds of approximately $             million, after deducting underwriting discounts and other expenses payable by us, and the application of the net proceeds in the manner described under “Use of Proceeds.” This presentation should be read in conjunction with our unaudited consolidated financial statements, and related notes thereto, included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2019, which is incorporated herein by reference.

	As of March 31, 2019
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$75,148	$
Notes offered hereby (included in capitalization and liabilities)	—
Total current liabilities	678,530
Total long-term debt (less current maturities)	1,818,959
Total equity	1,887,903
Total capitalization	3,706,862
Total capitalization and liabilities	6,306,826

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our indebtedness that is outstanding. To the extent such summary contains descriptions of our specific debt instruments, such descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which have been filed with the SEC and which we will provide you upon request.

Industrial Development Revenue Bonds

As of March 31, 2019, we had an aggregate principal amount of approximately $200 million in industrial development revenue bonds (“IDRBs”) outstanding. The different series of IDRBs will mature at various dates, the first maturity date occurring in 2028 and the last occurring in 2039. Our contracts relating to the issuance of these bonds do not contain material financial covenants or restrictions.

On December 1, 1993, we entered into a Project Agreement with the City of Big Bear Lake, California in connection with the issuance of $50 million of tax-exempt Series A variable-rate IDRBs, due December 2028, all of which remain outstanding. Such IDRBs are supported by a letter of credit issued by JPMorgan Chase Bank, N.A. These Series A variable-rate IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell the Series A IDRBs on the effective date of such rate at a price (without regarding accrued interest) equal to 100% of the principal amount thereof.

On March 1, 2003, we entered into a Financing Agreement with Clark County, Nevada in connection with the issuance of $165 million Clark County, Nevada IDRBs due 2038. As of March 31, 2019, all of such indebtedness has been repaid, except for $50 million of 2003 Series A variable-rate IDRBs. Such IDRBs are supported by a letter of credit issued by JPMorgan Chase Bank, N.A. These Series A variable-rate IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell the Series A IDRBs on the effective date of such rate at a price (without regarding accrued interest) equal to 100% of the principal amount thereof.

On September 1, 2008, we entered into a Financing Agreement with Clark County, Nevada in connection with the issuance of $50 million in Clark County, Nevada variable-rate 2008 Series A IDRBs due 2038. Such IDRBs are supported by a letter of credit issued by MUFG Union Bank, N.A. All of such IDRBs remain outstanding. Such IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell the bonds on the effective date of such rate at a price (without regarding accrued interest) equal to 100% of the principal amount thereof.

On December 1, 2009, we entered into a Financing Agreement with Clark County, Nevada in connection with the issuance of $50 million in Clark County, Nevada variable-rate 2009 Series A IDRBs due 2039. Such IDRBs are supported by a letter of credit issued by Bank of America, N.A. All of such IDRBs remain outstanding. Such IDRBs bear interest at the rate determined by the remarketing agent to be the lowest rate which would enable the remarketing agent to sell such IDRBs on the effective date of such rate at a price (without regarding accrued interest) equal to 100% of the principal amount thereof.

1996 Indenture

We entered into an indenture on July 15, 1996, which was subsequently supplemented and amended in connection with the issuance of notes, as described below (the “1996 Indenture”). The 1996 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. In addition to the medium-term notes, described below, as of March 31, 2019, we had $75 million of 8% notes due 2026 outstanding under the 1996 Indenture.

Medium Term Notes

As of March 31, 2019, we had a total of $57.5 million (out of $150 million that have been registered with the SEC for sale) in outstanding principal amount of medium-term notes: $25 million in 7.78% series medium-term notes due 2022, $25 million in 7.92% series medium-term notes due 2027, and $7.5 million in 6.76% series medium-term notes due 2027. These medium-term notes are governed by the 1996 Indenture and the Second Supplemental Indenture thereto dated as of December 30, 1996. We initially registered $150 million medium-term notes with the SEC for sale of which we have sold $82.5 million. Of the $82.5 million, we have retired $25 million.

2010 Indenture

We entered into an indenture on December 7, 2010, which was subsequently supplemented and amended in connection with the issuance of the notes, as described below (the “2010 Indenture”). The 2010 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions.

Notes due in 2020

As of March 31, 2019, we have $125 million in outstanding principal amount of 4.45% Senior Notes due 2020. These notes were issued in December 2010 and are governed by the 2010 Indenture and the First Supplemental Indenture thereto dated as of December 10, 2010.

2012 Indenture

We entered into an indenture on March 23, 2012 (the “2012 Indenture”) in connection with the issuance of $250 million 3.875% Senior Notes due 2022. The 2012 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 31, 2019, we have $250 million in outstanding principal amount of 3.875% Senior Notes due 2022.

2013 Indenture

We entered into an indenture on October 4, 2013 (the “2013 Indenture”) in connection with the issuance of $250 million 4.875% Senior Notes due 2043. The 2013 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 31, 2019, we have $250 million in outstanding principal amount of 4.875% Senior Notes due 2043.

2016 Indenture

We entered into an indenture on September 29, 2016 (the “2016 Indenture”) in connection with the issuance of $300 million 3.80% Senior Notes due 2046. The 2016 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 31, 2019, we have $300 million in outstanding principal amount of 3.80% Senior Notes due 2046.

2018 Indenture

We entered into an indenture on March 15, 2018 (the “2018 Indenture”) in connection with the issuance of $300 million 3.70% Senior Notes due 2028. The 2018 Indenture does not contain material financial covenants or restrictions, other than restrictions on our ability to issue indebtedness for borrowed money secured by a lien, and to enter into certain sale and lease-back transactions. As of March 31, 2019, we have $300 million in outstanding principal amount of 3.70% Senior Notes due 2028.

Note Purchase Agreement

We entered into a note purchase agreement on November 18, 2010 (amended on March 28, 2014 and September 30, 2016 (the “Purchase Agreement”)) with Metropolitan Life Insurance Company, John Hancock Life Insurance Company (U.S.A.), certain of their respective affiliates and Union Fidelity Life Insurance Company (collectively, the “Purchasers”). Pursuant to the Purchase Agreement, on February 15, 2011, we sold to the Purchasers an aggregate principal amount of $125 million of our 6.10% Senior Notes due 2041. Our obligations under these notes are unsecured and unsubordinated.

The Purchase Agreement contains customary representations and warranties. The Purchase Agreement contains customary affirmative and negative covenants that are applicable for so long as these notes are outstanding, including, subject to certain exceptions and qualifications, among other things, (i) a maximum leverage ratio; (ii) a minimum net worth; and (iii) limitations on our ability to incur secured indebtedness or liens.

These notes are subject to customary events of default, including without limitation, (i) failure to make payments on principal or premium, if any, upon maturity; (ii) failure to pay interest within five business days after the same becomes due and payable; (iii) breaches of certain covenants and agreements; (iv) cross default to payment defaults, including by reason of acceleration, on certain other indebtedness in excess of $10 million; (v) certain events of bankruptcy and insolvency; and (vi) failure to pay judgments in excess of $10 million within a specified period.

As of March 31, 2019, we have $125 million in outstanding principal amount of 6.10% Senior Notes due 2041.

Credit Facility

On March 15, 2012, we entered into a revolving credit agreement with The Bank of New York Mellon, as administrative agent, and certain financial institutions as agents, arrangers, bookrunners, and lenders (as amended by Amendment No. 1 to Revolving Credit Agreement, dated as of March 25, 2014, Amendment No. 2 to Revolving Credit Agreement, dated as of March 24, 2015, Amendment No. 3 to Revolving Credit Agreement, dated as of March 28, 2016, and Amendment No. 4 to the Revolving Credit Agreement, dated as of March 28, 2017) (the “Credit Facility”). The Credit Facility matures on March 28, 2022. The Credit Facility has total borrowing capacity of $400 million, which includes support for a $50 million commercial paper program, and as of March 31, 2019 and May 23, 2019, $338 million (including $50 million of commercial paper) and $366 million (including $50 million of commercial paper), respectively, was outstanding under the Credit Facility. Any issuance under the commercial paper program is supported by the revolving portion of the Credit Facility, and, therefore does not represent additional borrowing capacity.

The interest rate per annum applicable to revolving loans under the Credit Facility is based upon, at our option, the LIBOR or the “alternate base rate,” plus in each case an applicable margin that is determined based on our senior unsecured long-term debt rating. The applicable margin ranges from 0.75% to 1.50% for loans bearing interest with reference to LIBOR and from 0.00% to 0.50% for loans bearing interest with reference to the alternative base rate. We are also required to pay a commitment fee on the unfunded portion of the commitments based on our senior unsecured long-term debt rating. The commitment fee ranges from 0.075% to 0.20% per annum. The weighted average interest rate on the total outstanding borrowings under the Credit Facility was 3.32% as of May 23, 2019.

Our obligations under the Credit Facility are not secured and are not guaranteed by our subsidiaries. The Credit Facility requires that we maintain a Funded Debt (as defined in the Credit Facility) to Total Capitalization (as defined in the Credit Facility) ratio of not more than 0.70 to 1.00 as of the end of any quarter of any fiscal year. In addition, the Credit Facility imposes limitations on liens, consolidations and mergers, disposition of assets, investments, acquisitions, dividends and certain other payments.

DESCRIPTION OF THE NOTES

We will issue the Notes under an indenture, to be dated as of May     , 2019 (the “Base Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and a supplemental indenture to the Base Indenture, to be dated as of May     , 2019, by and between us and the Trustee (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The following description sets forth the general terms and provisions of the Notes and is subject to the detailed provisions of the Indenture; whenever particular provisions of the Indenture are referred to, such statement is qualified in its entirety by the provisions of the Indenture. The form of the Indenture is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus is a part. We will file the Indenture by means of a Current Report on Form 8-K. The Indenture contains the full legal text of the matters described in this section.

For purposes of this description, references to the “Company,” “we,” “our,” and “us” refer only to Southwest Gas Corporation and do not include any of its current or future subsidiaries or refer to Southwest Gas Holdings, Inc. Capitalized terms that are used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

General

The Notes will be initially limited in principal amount to $        . The Notes will bear interest from May     , 2019, or from the most recent interest payment date to which interest has been paid at the rate of interest set forth on the cover page of this prospectus supplement. Interest will be payable semi-annually on June          and December        of each year, beginning on December     , 2019, to the persons in whose name the Notes are registered at the close of business on the May        or November        next preceding such interest payment date. For so long as the Notes are registered in the name of DTC, or its nominee, the principal and interest due on the Notes will be payable by us or our agent to DTC for payment to DTC’s participants for subsequent disbursement to the beneficial owners. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes will mature on the date shown on the cover page of this prospectus supplement. We may in the future, without the consent of the holders of the Notes, issue and sell additional Notes (“Additional Notes”) on the same terms and conditions as the Notes being offered hereby (other than the issue date, issue price, and, if applicable, the initial interest payment date), provided that, if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable. These Additional Notes will be deemed to be part of the same series as the Notes offered hereby and will vote together with all other Notes of this series for purposes of amendments, waivers, and all other matters.

Ranking

The Notes will be our unsecured general obligations and will rank on a parity with all our other unsecured, unsubordinated senior indebtedness from time to time outstanding and senior in right of payment to all of our existing and future subordinated indebtedness. The Notes will be effectively subordinated to any of our secured debt, to the extent of the assets securing such debt, and to all existing and future liabilities of our subsidiaries, including trade payables. Further, the Notes will be effectively senior to all unsecured indebtedness of Southwest Gas Holdings. There are no limitations under the Indenture on the amount of unsecured indebtedness that we may incur or capital stock that we may issue.

Payment of Notes

Interest. We will pay interest on the Notes on each interest payment date by check mailed and/or wire transfer to the Person in whose name the Notes are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on the Notes, we will pay defaulted interest plus interest on such defaulted interest, on a special record date. We will fix the special record date and related payment date to the reasonable satisfaction of the Trustee, which specified record date will not be less than 10 days prior to the payment date for such defaulted interest. We will deposit with the Trustee an amount of money equal to the amount to be paid in respect of such defaulted interest to be paid on the payment date to the registered holder of the Note as of the close of business on the special record date.

Principal. We will pay principal of and any premium and interest on the Notes at stated maturity, upon redemption or otherwise, upon presentation of the Notes at the office of the Trustee, as our paying agent.

In our discretion, we may change the place of payment on the Notes, and may remove any paying agent and may appoint one or more additional paying agents.

If any interest payment date or date of maturity of principal of the Notes falls on a day that is not a Business Day, then payment of interest or principal may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of interest payment or maturity, as the case may be, and no interest will accrue for the period from and after such nominal date.

Redemption at Our Option

At any time prior to                 , 2048 (six months prior to the maturity date of the Notes), we may, at our option, redeem the Notes in whole or in part at a redemption price equal to the greater of:

•

100% of the principal amount of the Notes to be redeemed , plus accrued and unpaid interest on those Notes up to but excluding the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date), or

•

as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus                basis points, plus accrued and unpaid interest on those Notes up to but excluding the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

At any time on or after                 , 2048 (six months prior to the maturity date), we may redeem the Notes in whole or in part at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on those Notes up to but excluding the redemption date (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

We will cause to be transmitted notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the Notes to be redeemed.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

“Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York City are authorized or required by law, executive order or regulation to close.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date:

•	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

•	if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) a Primary Treasury Dealer (as defined below) selected by BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC and their respective successors, unless such entity ceases to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year, equal to the semiannual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

Events of Default

An “event of default” occurs with respect to the Notes if:

•	we do not pay any interest on the Notes within 30 days of the due date;

•	we do not pay principal or premium on the Notes on its due date;

•

we remain in breach of any other covenant or warranty of the Indenture for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; notice must be sent by either the Trustee or registered holders of at least 25% of the principal amount of the Notes;

•

we do not pay $50,000,000 or more of the principal of any other debt, when due and payable, for 30 days after we have received written notice of the default stating we are in breach and requiring remedy of the breach; notice must be sent by either the Trustee or registered holders of at least 25% of the principal amount of the Notes;

•	any guarantee with respect to the Notes ceases to be in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and such guarantee; or

•	we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur with respect to us.

Remedies

Acceleration. If an event of default (other than certain bankruptcy events of default) occurs and is continuing with respect to the Notes, then either the Trustee or the registered holders of at least 25% in principal amount and accrued but unpaid interest of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately. Upon the occurrence of certain bankruptcy, insolvency, receivership or reorganization events of default, the principal amount and accrued but unpaid interest of the outstanding Notes shall become due and payable immediately.

Rescission of Acceleration. After the declaration of acceleration has been made the declaration and its consequences will be rescinded and annulled, if all events of default, other than the nonpayment of the principal or interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control By Registered Holders; Limitations. Subject to the Indenture, the registered holders of a majority in the principal amount of the outstanding Notes will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; or

•	exercise any trust or power conferred on the Trustee with respect to the Notes; provided that:

•	the registered holders’ directions will not conflict with any law or the Indenture or be unduly prejudicial to the rights of other Noteholders; and

•	the registered holders’ directions may not involve the Trustee in personal liability.

The Trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

In addition, the Indenture provides that no registered holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that registered holder has previously given the Trustee written notice of a continuing event of default;

•	the registered holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of that event of default;

•	the registered holders have offered the Trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities incurred in complying with the request in such amount; and

•

for 60 days after receipt of the notice, the Trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the Trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding Notes.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders.

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.

Notice of Default

If a default or an event of default occurs with respect to the Notes and is continuing and the Trustee receives written notice of such default or event of default, the Trustee will transmit to the registered holders of the Notes notice of such default within 60 days after written notice of it is received by the Trustee. Except in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is not opposed to the interests of the registered holders of the Notes.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding Notes may waive, on behalf of the registered holders of all Notes, any past or existing default under the Indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the Indenture that cannot be amended without the consent of the registered holder of each outstanding Note affected.

Compliance with certain covenants in the Indenture or otherwise provided with respect to the Notes may be waived by the registered holders of a majority in aggregate principal amount of the Notes.

Consolidation, Merger and Conveyance of Assets as an Entirety

Subject to the provisions described in the next paragraph, we will preserve our existence.

We have agreed not to consolidate with or merge into any other entity, or to convey, transfer or lease our properties and assets substantially as an entirety to any entity, or to permit any entity to consolidate with or merge into us, unless:

•

the entity formed by the consolidation or into which we are merged, or the entity which acquires or which leases our property and assets substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding Notes and the performance or observance of all of our covenants under the Indenture;

•

immediately after giving effect to the transactions and treating any indebtedness which becomes an obligation of the Company, as a result of such transactions as having been incurred by the Company at the time of such transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing;

•

if, as a result of any such transaction, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Company or such successor entity, as the case may be, shall take such steps as shall be necessary effectively to secure the Notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the foregoing and that all conditions precedent set forth in the Indenture relating to such transaction have been complied with.

Covenants

Under the Indenture, we will:

•	pay the principal, interest and any premium on the Notes when due;

•	maintain a place of payment;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or any premium due on the Notes;

•

deliver an officers’ certificate to the Trustee within 120 days after the end of each fiscal year stating whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the Indenture; and

•	do all things necessary to preserve and keep our existence in full force and effect subject to the above under “Consolidation, Merger and Conveyances of Assets as an Entirety.”

Maintenance of Properties. We will cause all properties used or useful in the conduct of our business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this covenant shall prevent us from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in our judgment, desirable in the conduct of our business and not disadvantageous in any material respect to the holders of the Notes.

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or property and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if such failure to pay or discharge could not reasonably be expected to have a material adverse effect on our business, operations, affairs, financial condition, assets or properties and our subsidiaries taken as a whole or on our ability to pay the Notes in accordance with their terms.

Restrictions on Liens. We will not issue, assume or guarantee any Debt secured by any Lien upon our property or assets (whether such property or assets are now owned or hereafter acquired), without in any such case effectively securing, prior to or concurrently with the issuance, assumption or guarantee of any such Debt, the Notes (together with, if we shall so determine, any other indebtedness of ours or guarantee by us ranking equally with the Notes and then existing or thereafter created) equally and ratably with (or, at our option, prior to) such Debt. The foregoing restrictions do not apply to or prevent the creation of:

•

Liens on any property acquired, constructed or improved by us after May     , 2019 that are created or assumed contemporaneously with, or within 120 days after, such acquisition or completion of the construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 120-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after May     , 2019, or, in addition to Liens referred to in the second and third bullets below, Liens on any property existing at the time of acquisition thereof, provided that the Liens do not apply to any property theretofore owned by us other than, in the case of any such construction or improvement, any theretofore unimproved property on which the property so constructed or the improvement is located;

•	existing Liens on any property or indebtedness of a Person that is merged with or into or consolidated with us, provided that the Liens do not apply to any property theretofore owned by us;

•

Liens in favor of the United States, any state, or any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

•	Liens on our current assets to secure loans which mature within 12 months from the creation thereof and which are made in the ordinary course of business;

•

Liens on our property (including any natural gas, oil or other mineral property) to secure all or part of the cost of exploration or drilling for or development of oil or gas reserves or laying a pipeline or to secure Debt incurred to provide funds for any such purpose;

•	any Lien existing on May , 2019;

•	Liens on moneys or government obligations deposited with a trustee or agent for holders of Debt to defease such Debt; and

•

Liens for the sole purpose of extending, renewing or replacing, in whole or in part, Liens securing Debt of the type referred to in the foregoing bullets or this bullet; provided, however, that the principal amount of Debt so secured at the time of such extension, renewal or replacement (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, incurred in connection therewith) may not be increased, and that such extension, renewal or replacement is limited to all or part of the property or indebtedness which secured the Lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we may issue, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount that, together with all our other Indebtedness (other than the Debt secured by Liens described in the foregoing bullets) that would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions existing at that time (other than any Sale and Lease-back Transaction that, if it had been a Lien, would have been permitted under the first bullet of the preceding paragraph and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with the second bullet of the first paragraph under “—Restrictions on Sale and Lease-back Transactions”), does not at the time we issue, assume, or guarantee Debt secured by such Lien exceed 10% of Total Capitalization.

Restrictions on Sale and Lease-back Transactions. We will not enter into any Sale and Lease-back Transaction unless the proceeds from such sale are at least equal to the fair value of the property being sold and leased-back and either:

•

we would be entitled under the first bullet of the first paragraph under “—Restrictions on Liens” or the second paragraph under “—Restrictions on Liens” to incur Debt secured by a Lien on such property without equally and ratably securing the Notes; or

•

within 180 days of the effective date of the Sale and Lease-back Transaction, we apply, or covenant that we will apply, an amount not less than the fair value of such property to one or more of (1) the payment or other retirement of Funded Debt incurred or assumed by the Company which is senior to or on parity with the Notes (other than Funded Debt owned by the Company) or (2) the purchase of property at not more than its fair value (other than the property involved in such sale).

Certain Definitions. The terms set forth below are defined in the Indenture as follows:

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Debt” means debt issued, assumed or guaranteed by us for money borrowed.

“Finance Lease” means any lease of our property (whether real, personal or mixed) by us as lessee that would, in conformity with generally accepted accounting principles, be required to be accounted for as a finance lease on our balance sheet.

“Funded Debt” means all our Indebtedness that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly or indirectly renewable or extendable at our option to a date more than one year from the date of creation thereof (including an option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year), but excluding any payments due under the terms thereof within 12 months of any date of determination (including any deposit or payment required to be made under any repayment provision, sinking fund, purchase fund or similar provision).

“Indebtedness” means, as applied to any Person, Finance Leases, bonds, notes, debentures and other securities representing obligations for borrowed money created or assumed by such Person. All indebtedness guaranteed as to payment of principal in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase such indebtedness, and all indebtedness that is both secured by a Lien upon property owned by such Person and upon which such Person customarily pays interest, even though such Person has not assumed or become liable for the payment of such indebtedness, shall for all purposes thereof be deemed to be “Indebtedness” of such Person.

“Lien” means any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind.

“Person” means any individual, Corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Sale and Lease-back Transaction” means any direct or indirect arrangement with any Person providing for the lease to us of our property (except for temporary leases for a term, including any renewal thereof, of not more than three years), which property has been or is to be sold or transferred by us to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Total Capitalization” means, as at any time, the aggregate of (1) all amounts outstanding on such date classified as our shareholders’ equity on such date, (2) all amounts outstanding on such date classified as our preferred or preference stock on such date and (3) all amounts of our Funded Debt outstanding on such date determined on an unconsolidated basis.

“Value” means, with respect to a Sale and Lease-back Transaction, as at any time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction and (2) the fair value, in the opinion of our board of directors, of such property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of the Notes, we and the Trustee may amend or modify the Indenture for any of the following purposes:

•	to evidence the succession of another entity to the Company;

•	to add one or more covenants of the Company or other provisions for the benefit of the registered holders of the Notes, or to surrender any right or power conferred upon the Company;

•	to add any additional events of default for the Notes;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•

to cure any ambiguity or to correct or supplement any provision contained in the Indenture which may be defective or inconsistent with any other provision contained in the Indenture, make any other changes that do not adversely affect the interests of the holders of the Notes, or to make such other provisions in regard to matters or questions arising under the Indenture, provided that no action under this clause shall adversely affect the interests of the holders of the Notes;

•	to conform the provisions of the Indenture or the Notes to any provision of the “Description of the Notes” section in this prospectus supplement; or

•	to provide for the issuance of Additional Notes.

If the Trust Indenture Act is amended after the date of the Indenture so as to require changes to the Indenture or the elimination of provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and we and the Trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

With Registered Holder Consent. We and the Trustee may, with some exceptions, amend or modify the Indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the Notes. However, no amendment or modification may, without the consent of the registered holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal or interest on any Note;

•	reduce the principal amount, interest or premium payable on any Note;

•	reduce any premium payable on the redemption or required repurchase of any Note or change the date on which any Note must be redeemed, repaid or required to be repurchased;

•	change the currency in which the principal or interest on any Note is payable;

•	impair the right to bring suit to enforce any payment on or after the maturity thereof;

•	reduce the percentage of registered holders whose consent is required for any amendment, modification or waiver; or

•	modify certain of the provisions in the Indenture relating to waiver of defaults and covenants and amendments.

Miscellaneous Provisions

The Indenture provides that certain Notes, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Defeasance and Covenant Defeasance” below, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding Notes have given or taken any demand, direction, consent or other action under the Indenture as of any date, or are present at a meeting of registered holders for quorum purposes.

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding Notes entitled to give or take any demand, direction, consent or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. In certain circumstances, the Trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of the Notes, the action may be taken only by persons who are registered holders of the Notes on the record date.

Defeasance and Covenant Defeasance

The Indenture provides that we may, upon satisfying several conditions, cause ourselves to be:

•	discharged from our obligations, with some exceptions, with respect to the Notes, which we refer to as “defeasance”; and

•	released from our obligations under certain covenants with respect to the Notes, which we refer to as “covenant defeasance”.

One condition we must satisfy is the irrevocable deposit with the Trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on the Notes on the maturity dates of the payment or upon redemption.

The Indenture permits defeasance with respect to the Notes even if a prior covenant defeasance has occurred with respect to the Notes. Following a defeasance, payment of the Notes defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the Notes may not be accelerated by reference to those covenants specified in the covenant defeasance. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the Notes, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

Resignation and Removal of the Trustee; Deemed Resignation

The Trustee may resign at any time by giving 30 days’ written notice to us.

The Trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding Notes upon 30 days’ written notice to the Trustee.

No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture.

Under certain circumstances, we must appoint a successor trustee and if the successor accepts, the Trustee will be deemed to have resigned.

Form; Transfers; Exchanges

The Notes will be issued in registered, global form and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee acts as our agent for registering the Notes in the names of holders and transferring the Notes. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. In our discretion, we may change the place for registration or transfer of the Notes and may remove and/or appoint one or more additional security registrars.

There will be no service charge for any such transfer or exchange of the Notes, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block any such transfer or exchange of (a) the Notes during a period of 15 days prior to giving any notice of redemption or before an interest payment date or (b) any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401of the General Obligations Law of the State of New York but otherwise without regard to principles of conflicts of laws).

Global Notes

DTC will act as securities depository for the Notes. The Notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes, representing the total aggregate principal amount of the Notes, will be issued and will be deposited with DTC or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes so long as the Notes are represented by global notes.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

We will issue the Notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global note may be exchanged for definitive certificated notes upon request by or on behalf of DTC in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Notes.

If we determine at any time that the Notes shall no longer be represented by global notes, we will inform DTC of such determination which will, in turn, notify participants of their right to withdraw their beneficial interest from the global notes, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global notes. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by DTC. We expect that these instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global notes.

As long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global notes and all Notes represented by these global notes for all purposes under the Notes and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global notes:

•	will not be entitled to have the Notes represented by these global notes registered in their names, and

•	will not be considered to be owners or holders of the global notes or any Notes represented by these global notes for any purpose under the Notes or the Indenture.

All payments on the Notes represented by the global notes and all transfers and deliveries of related Notes will be made to DTC or its nominee, as the case may be, as the holder of the Notes.

Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee (including, if applicable, those of Euroclear and Clearstream). Ownership of beneficial interests in global notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global notes may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor the Trustee will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s records relating to these beneficial ownership interests.

Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC, Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Same-day Settlement and Payment

The Notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

No Responsibility for Performance

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, Euroclear and Clearstream or their direct participants or indirect participants under the rules and procedures governing DTC, Euroclear and Clearstream, as applicable.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes certain material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the Notes. Except where noted, this summary deals only with a Note held as a “capital asset” for tax purposes, by a beneficial owner who purchased a Note on original issuance at its “issue price” (the first price at which a substantial portion of the Notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxation relating to the purchase, ownership, and disposition of the Notes. It also does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to a holder who may be subject to special tax treatment, including a dealer in securities or currencies, bank, financial institution, tax-exempt entity, insurance company, real estate investment trust, regulated investment company, grantor trust, trader in securities that elects to use a mark-to-market method of accounting for its securities, foreign or domestic partnership or other entity treated as a partnership for federal income tax purposes, S corporation, or U.S. expatriate;

•	tax consequences to persons holding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle; and

•	tax consequences to U.S. holders (as defined below) of Notes whose “functional currency” is not the U.S. dollar.

This section does not consider the specific facts and circumstances that may be relevant to a particular holder and does not address alternative minimum tax considerations, estate tax considerations, or the treatment of a holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations (“Treasury Regulations”), and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (or other entity treated as a partnership) holds the Notes, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the tax treatment of the partnership. If you are a partner in a partnership (or other entity treated as a partnership) holding Notes, you should consult your own tax advisor with regard to the U.S. federal income tax treatment of holding the Notes.

If you are considering the purchase of Notes, you should consult your tax advisor regarding the U.S. federal income tax consequences to you in light of your own particular situation, as well as the potential consequences to you of U.S. federal estate and gift tax laws, and any applicable foreign, state and local laws and tax treaties.

As used herein, the term “U.S. holder” means a beneficial owner of Notes that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust (or if such trust has made a valid election under applicable Treasury Regulations to be treated as a United States person).

A “non-U.S. holder” is a beneficial owner of Notes that is not a U.S. holder or a partnership.

Consequences to U.S. Holders

This subsection describes the tax consequences to a U.S. holder relating to the purchase, ownership, and disposition of the Notes.

Payment of Interest

It is anticipated, and this discussion assumes, that the Notes will be issued with no more than a de minimis amount of original issue discount (“OID”) for U.S. federal income tax purposes, in which case interest on the Notes generally will be taxable to a U.S. holder as ordinary income at the time that it is received or accrued, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes. If, however, the issue price of the Notes is less than their stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), a U.S. holder will be required to include the difference in income as OID as it accrues in accordance with a constant yield method.

Notwithstanding any discussion herein, accrual method taxpayers may be required to include stated interest, original issue discount, and other income on a Note no later than the taxable year in which the relevant item is taken into account as revenue in an applicable financial statement (if any). Accrual method taxpayers should consult their tax advisers concerning the application of these rules in their particular situations.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

A U.S. holder will generally recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference between the amount realized (less accrued interest, which will be taxable as ordinary interest income to the extent that the holder has not previously included the accrued interest in gross income) upon the sale, exchange, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note will generally be the cost of the Note to such U.S. holder. Capital gain of a non-corporate U.S. holder is currently taxed at a reduced rate if the U.S. holder has held the Note for more than one year. Subject to limited exceptions, the deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the Notes and to the proceeds of a sale, exchange, redemption, retirement or other disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation) and properly establishes its exemption.

Backup withholding generally will apply to those payments if the U.S. holder fails to provide, under penalties of perjury, a properly executed IRS Form W-9 or substantially similar form that contains:

•	its taxpayer identification number;

•

a certification that (i) the U.S. holder is exempt from backup withholding, (ii) the U.S. holder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the U.S. holder has been notified by the IRS that it is no longer subject to backup withholding; and

•	a certification that the U.S. holder is a U.S. person (including a U.S. resident alien).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Tax on Net Investment Income

Certain U.S. holders who are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other taxable disposition of the Notes. U.S. holders should consult their tax advisors regarding the effect, if any, of this additional tax on their ownership and disposition of the Notes.

Consequences to Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder relating to the purchase, ownership, and disposition of the Notes.

Interest

Subject to the discussion below concerning backup withholding and FATCA (as defined below), all payments of interest and principal on the Notes made to a non-U.S. holder will be exempt from U.S. federal income tax, provided that: (i) such non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-U.S. holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, (iii) such non-U.S. holder is not a bank receiving certain types of interest, and (iv) the beneficial owner of the Notes certifies, under penalties of perjury, to us or our paying agent on IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute form), that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless such non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute form), claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes

Subject to the discussion below concerning backup withholding and FATCA (as defined below) and except with respect to accrued but unpaid interest, which will be taxable as described above under “—Interest,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a Note, unless in the case of gain (i) such gain is effectively connected with the conduct by such non-U.S. holder of a trade or business within the United States and, if a treaty applies (and the holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment maintained by the non-U.S. holder within the United States or (ii) such non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met.

Income Effectively Connected with a U.S. Trade or Business

If a non-U.S. holder of Notes is engaged in a trade or business in the United States, and if interest on the Notes or gain realized on the sale, exchange, or other disposition of the Notes is effectively connected with the conduct of such trade or business, the non-U.S. holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the non-U.S. holder were a U.S. holder. If the non-U.S. holder is eligible for the benefits of an income tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest that are effectively connected with a U.S. trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a non-U.S. holder, will not be subject to the 30% withholding tax provided that the holder claims exemption from withholding. To claim exemption from withholding, the holder must certify its qualification, which can be done by filing a properly executed IRS Form W-8ECI. In addition, if such a non-U.S. holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding

Payments of interest made to a non-U.S. holder, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS. The IRS may make this information available under the provisions of an applicable tax treaty to the tax authorities in the country in which the non-U.S. holder is a resident. Backup withholding tax generally will not apply to payments of interest and principal on a Note to a non-U.S. holder if the non-U.S. holder duly provides certification of foreign status such as an IRS Form W-8BEN or W-8BEN-E, as applicable, described in “—Consequences to Non-U.S. Holders—Interest” or if the non-U.S. holder otherwise establishes an exemption from backup withholding, provided that the Company does not have actual knowledge or reason to know that such holder is a U.S. person.

Payments to a non-U.S. holder of the proceeds of a sale of a Note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or such non-U.S. holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a broker. Unless such a broker has documentary evidence in its records that such holder is a non-U.S. holder and certain other conditions are met or such holder otherwise establishes an exemption, however, information reporting will apply to a payment of the proceeds of the sale of a Note effected outside the United States by certain brokers with substantial connections to the United States.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Provisions of the Code commonly referred to as (“FATCA”) impose a 30% U.S. federal withholding tax on certain U.S. source payments, including interest (and OID, if any), dividends, and other fixed or determinable annual or periodical gain, profits, and income, and, subject to the discussion below, on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends (“Withholdable Payments”), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department certain information regarding U.S. financial account holders with such institution (including certain account holders that are foreign entities with U.S. owners) or otherwise complies with FATCA. In addition, the Notes may constitute a “financial account” for these purposes and therefore be subject to information reporting requirements pursuant to FATCA. FATCA also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Under proposed Treasury regulations issued December 13, 2018 (upon which taxpayers may generally rely until applicable final regulations are issued or such proposed Treasury regulations are rescinded), gross proceeds from the sale or other disposition of the Notes will not be subject to withholding under FATCA. If we determine withholding is appropriate with respect to the Notes, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters listed below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally and not jointly agreed to purchase, the aggregate principal amount of the Notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
BNY Mellon Capital Markets, LLC	$
BofA Securities, Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Blaylock Van, LLC
Samuel A. Ramirez & Company, Inc.

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of     % of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of     % of the principal amount of the Notes. After the initial offering of the Notes, the offering price and other selling terms of the offering may be changed.

The expenses of the offering of the Notes payable by us, not including the underwriting discount, are estimated at $            .

New Issue of Notes

The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by certain of the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering of the Notes, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the Notes in the open market to cover short positions or to stabilize the price of the Notes. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels, but no representation is made hereby of the magnitude of any effect that the transactions described above may have on the market price of the Notes. The underwriters will not be required to engage in these activities, and may engage in these activities, and may end any of these activities, at any time without notice. In connection with the offering of the Notes, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase Notes in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Conflicts of Interest

We intend to use a portion of the net proceeds of this offering to repay a portion of the outstanding balance under the Credit Facility. As of March 31, 2019 and May 23, 2019, $338 million (including $50 million of commercial paper) and $366 million (including $50 million of commercial paper), respectively, was outstanding under the Credit Facility. BNY Mellon Capital Markets, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, and Wells Fargo Securities, LLC each of which are underwriters of the offering of the Notes, are affiliates of The Bank of New York Mellon, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo, Bank, National Association., respectively, each of which are lenders under the Credit Facility and have been paid customary fees in connection therewith. Such affiliates may each receive 5% or more of the net proceeds of this offering due to the repayment of a portion of the outstanding balance under the Credit Facility. Therefore, such underwriters would be considered to have a “conflict of interest” with us in regard to this offering under Rule 5121 of FINRA. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

Other Relationships

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business, including entering into derivative transactions, with us or our affiliates for which they have received and may continue to receive customary fees and commissions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In addition, The Bank of New York Mellon Trust Company, N.A, which is an affiliate of BNY Mellon Capital Markets, LLC, is the trustee of the Notes, the 4.45% Senior Notes due 2020, the 3.875% Senior Notes due 2022, the 4.875% Senior Notes due 2043, the 3.80% Senior Notes due 2046 and the 3.70% Senior Notes due 2028, for which it has been paid customary fees.

Settlement

We expect that delivery of the Notes will be made against payment thereof on or about                     , 2019, which will be the third business day following the pricing of the Notes (such settlement cycle being herein referred to as “T + 3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle T + 3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade their Notes on the date of pricing of the Notes sold in this offering should consult their own advisor.

Selling Restrictions

Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”).

Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

Hong Kong

The Notes have not been offered or sold or will not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to the Notes has been or will be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and any accompanying prospectus do not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance of prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and any accompanying prospectus will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

United Kingdom

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended, (the “FSMA”)) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE NOTES

The validity of the Notes will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for the underwriters by Ballard Spahr LLP.

PROSPECTUS

Southwest Gas Holdings, Inc.

Southwest Gas Corporation

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Warrants

Units

Rights

Southwest Gas Holdings, Inc. may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•	common stock;

•	preferred stock;

•	debt securities, which may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement;

•	guarantees of debt securities issued by Southwest Gas Corporation;

•	depositary shares;

•	warrants to purchase common stock, preferred stock or depositary shares issued by Southwest Gas Holdings, Inc. or debt securities issued by Southwest Gas Holdings, Inc. or Southwest Gas Corporation;

•	units; and

•	rights.

Southwest Gas Corporation may offer and sell any combination of the following securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering:

•

debt securities, which may or may not be guaranteed by Southwest Gas Holdings, Inc. and may or may not be guaranteed by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement; and

•	guarantees of debt securities issued by Southwest Gas Holdings, Inc. or by one or more of its directly or indirectly wholly owned subsidiaries if indicated in the relevant prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. Any prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

Southwest Gas Holdings, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “SWX.” On December 12, 2017, the reported last sale price on the New York Stock Exchange for our common stock was $80.48 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 19 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2017

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

In this prospectus, unless the context indicates otherwise, the words and terms “Southwest Gas Holdings,” “the Company,” “we,” “our,” “ours” and “us” refer to Southwest Gas Holdings, Inc. and its consolidated subsidiaries, including Southwest Gas Corporation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, negotiations, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements. For example, statements regarding operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, replacement market and new construction market, bonus depreciation tax deductions and future changes not yet enacted, amount and timing for completion of estimated future construction expenditures, including the cost of any new facilities and the cost of any expansion plans, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in current or future period revenues from regulatory rate proceedings, approval of our general rate case settlements and effective dates of new general rates, post-test year rate adjustments and the extension requests, ARA rates and other surcharges, Nevada Conservation and Energy Efficiency programs, purchased gas adjustment clauses, and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity, future dividend increases and the board’s current target dividend payout ratio, earnings trends, pension and post-retirement benefits, certain benefits of tax acts, the effect of any rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standard updates, effective dates of pipeline regulations, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings and approvals are forward-looking statements.

A number of important factors affecting the business and financial results could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, the timing and amount of rate relief, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri Construction Group, Inc.’s (“Centuri”) bid work, Centuri construction expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, and ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri following the lifting of the recent work stoppage, acquisitions and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, management can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

In 2015, the Board of Directors of Southwest Gas Corporation (“Predecessor”) authorized management to evaluate and pursue a holding company reorganization to provide further separation between regulated and unregulated businesses, and to provide additional financing flexibility. As part of the holding company reorganization, Centuri and Predecessor would each be subsidiaries of the new publicly traded parent holding company, Southwest Gas Holdings, Inc.; whereas, historically, Centuri had been a direct subsidiary of Predecessor. All of Predecessor’s outstanding debt securities (not associated with Centuri) at the time of the reorganization would remain at Predecessor. Regulatory applications for preapproval of the reorganization were filed with the Arizona Corporation Commission (“ACC”), the California Public Utilities Commission (“CPUC”), and the Public Utilities Commission of Nevada (“PUCN”) in October 2015. Approvals were received from the CPUC, the PUCN, and the ACC in January, March, and May, respectively, of 2016. The reorganization, which was approved by the Board of Directors of Predecessor and Southwest Gas Holdings in December 2016, became effective in January 2017. Each outstanding share of Predecessor’s common stock automatically converted into a share of common stock in Southwest Gas Holdings, on a one-for-one basis, and the ticker symbol of the stock, “SWX,” remains unchanged.

Predecessor was incorporated in March 1931 and Southwest Gas Holdings was incorporated in September 2016, each under the laws of the State of California. Southwest Gas Holdings is composed of two business segments: natural gas operations (“Southwest” or the “natural gas operations” segment) and construction services.

Southwest is engaged in the business of purchasing, distributing, and transporting natural gas for customers in portions of Arizona, Nevada, and California. Southwest is the largest distributor of natural gas in Arizona, selling and transporting natural gas in most of central and southern Arizona, including the Phoenix and Tucson metropolitan areas. Southwest is also the largest distributor of natural gas in Nevada, serving the Las Vegas metropolitan area and northern Nevada. In addition, Southwest distributes and transports natural gas for customers in portions of California, including the Lake Tahoe area and the high desert and mountain areas in San Bernardino County.

Centuri (the “construction services” segment) is a comprehensive construction services enterprise dedicated to meeting the growing demands of North American utilities, energy and industrial markets. Centuri derives revenue from installation, replacement, repair, and maintenance of energy distribution systems, and developing industrial construction solutions. Centuri operates in 24 major markets in the United States (primarily as NPL) and in 3 major markets in Canada (as NPL Canada (formerly Link-Line Contractors Ltd.), and W.S. Nicholls). In November 2017, Centuri expanded its operations in the Northeastern geographical area of the United States through the acquisition of a private construction services business.

Southwest is subject to regulation by the ACC, the PUCN, and the CPUC. These commissions regulate public utility rates, practices, facilities, and service territories in their respective states. The CPUC also regulates the issuance of all securities by Southwest, with the exception of short-term borrowings. Certain accounting practices, transmission facilities, and rates are subject to regulation by the Federal Energy Regulatory Commission (“FERC”). Centuri is not regulated by the state utilities commissions or by the FERC in any of its operating areas.

Our administrative offices are located at 5241 Spring Mountain Road, Las Vegas, Nevada 89150-0002, telephone number (702) 876-7237.

RISK FACTORS

Our business is subject to certain risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2016, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings available for fixed charges to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Twelve Months Ended	Year Ended December 31,
	September 30, 2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	3.50	3.46	3.43	3.58	3.90	3.61

(1)

For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings before income tax expense, and net income attributable to noncontrolling interests, plus fixed charges; and fixed charges include: (a) interest expense; (b) amortization of capitalized expenses related to debt; and (c) the portion of rental expense which management believes is representative of the interest component of rent expense.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of Southwest Gas Holdings consists of (1) 60,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of December 12, 2017, there were issued and outstanding 48,090,470 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

The following description of Southwest Gas Holdings’ capital stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below.

Voting Rights. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, including the election of directors.

Dividends. The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred stock.

Liquidation. In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Rights and Preferences. Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for, or purchase any part of, any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

Preferred Stock

Our articles of incorporation authorize our board of directors, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock, without par value, in one or more series and to fix the rights, preferences, privileges and restrictions granted to, or imposed upon, any such wholly unissued series.

Certain Anti-Takeover Matters

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings’ stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

•	provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

•	a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

•

authorization for the Southwest Gas Holdings board of directors to issue preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

•	advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

•

provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

Transfer Agent and Registrar

Wells Fargo Shareowner Services is the registrar and transfer agent for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “SWX.”

DESCRIPTION OF DEBT SECURITIES

The following text describes the general terms and provisions of debt securities that Southwest Gas Holdings, Inc. and/or Southwest Gas Corporation may offer from time to time. For purposes of this “Description of Debt Securities,” “we,” “us” and “our” refer to the relevant issuer of debt securities, Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as the case may be, and not to their respective subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in any applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Unless otherwise specified in any applicable prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities of Southwest Gas Holdings, Inc. will be issued under one or more indentures between Southwest Gas Holdings, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Holdings Indenture”). The debt securities of Southwest Gas Corporation will be issued under one or more indentures between Southwest Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Corporation Indenture” and, together with the Holdings Indenture, the “Indentures”). Each Indenture describes the terms of the debt securities and does not limit the amount of debt securities or other unsecured, senior debt we may issue. We have summarized the general terms and provisions of the debt securities to be governed by each Indenture. The summary is not complete and is subject to, and qualified in its entirety by reference to, all provisions of the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A form of each Indenture has been filed as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the Indentures. Capitalized terms used in this description of our debt securities have the meanings ascribed to them in the applicable Indenture.

General

The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in an Officers’ Certificate or by a supplemental indenture to the relevant Indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series.

We may issue debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may without the consent of the holders of the debt securities of that series reopen a series and issue additional debt securities of that series. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and their specific terms, including, to the extent applicable, the following terms:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem or prepay the debt securities;

•	any obligation or right we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in certificated or “book-entry only” form;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, or premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any collateral securing or guarantees of payments of principal of, or premium or interest on, the debt securities;

•

any addition to or change in the Events of Default described in this prospectus or in the relevant Indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the relevant Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the relevant Indenture with respect to the debt securities;

•

any conversion provisions, including the conversion rate, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion rate and provisions affecting conversion if such series of debt securities is redeemed;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the relevant Indenture as it applies to that series.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (which we refer to, in the case of any debt security represented by a global debt security, as a “book-entry debt security”), or a certificate issued in definitive registered form (which we refer to, in the case of any debt security represented by a certificated security, as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any registration of transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover all taxes, assessments or other governmental charges that may be imposed in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either execution by us, and authentication and delivery by the Trustee, of the certificate to the new holder or execution by us, and authentication and delivery by the Trustee, of a new certificate to the new holder.

Covenants

We will set forth in the applicable prospectus supplement any financial or restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We or any guarantor of the debt securities shall not consolidate with or sell, lease or convey all or substantially all of our properties or assets to, or merge with or into, in one transaction or a series of related transactions, any Person unless:

•

we or such guarantor, as the case may be, is the continuing Person or, alternatively, the successor Person is organized under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not the issuer or such guarantor, as the case may be) expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of our obligations under the debt securities and under the relevant Indenture or all of such guarantor’s obligations under its guarantee of the debt securities, as the case may be;

•	immediately after giving effect to such transaction, no Default or Event of Default has occurred or is continuing; and

•

we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, or transfer and such supplemental indenture complies with this provision and that such supplemental indenture constitutes the legal, valid and binding obligation of the successor Person subject to customary exceptions.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	a Default in the payment of interest upon any debt security of that series when it becomes due and payable, and continuance of such Default for a period of 30 days;

•	a Default in the payment of principal of or premium, if any, on any debt security of that series at its maturity, or otherwise;

•

failure by us or any guarantor of the debt securities of that series to comply with any of its agreements in that series of debt securities or the relevant Indenture for a period of 90 days after written notice specified below;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the us or any guarantor of the debt securities of that series; and

•	any other Event of Default provided with respect to the debt securities of that series that is described in the applicable prospectus supplement.

A Default with respect to a particular series of debt securities of a series (except as to certain events of bankruptcy, insolvency or reorganization) is not an Event of Default until the Trustee (by written notice to us) or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (by written notice to the us and the Trustee) gives notice of the Default and we do not cure such Default within the time specified after receipt of such notice.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the relevant Indenture may constitute an event of default under certain indebtedness of ours or our Subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the Trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The Indentures provide that the Trustee may refuse to perform any duty or exercise any of its rights or powers under the relevant Indenture unless the Trustee receives indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the relevant Indenture or for the appointment of a receiver or Trustee, or for any remedy under the relevant Indenture, unless:

•

an Event of Default has occurred and is continuing and that holder has previously given to the Trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the Trustee, and offered indemnity or security reasonably satisfactory to the Trustee, to institute the proceeding as Trustee, and the Trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Each Indenture requires us, within 120 days after the end of each fiscal year, to deliver to the Trustee a statement as to compliance with such Indenture.

Modification and Waiver

We and the Trustee may modify, amend or supplement the relevant Indenture or the debt securities of any series without notice to or the consent of any holder of any debt security:

•	to cure any ambiguity, omission, defect or inconsistency;

•

to evidence the succession of another Person to the issuer (or any guarantor) and the assumption by any such successor of the obligations of the issuer (or those of any guarantor) in accordance with “Consolidation, Merger and Sale of Assets”;

•	to add any additional Events of Default;

•	to add covenants for the benefit of the holders of debt securities of any series or to surrender any right or power conferred upon us by the relevant Indenture;

•	to add one or more guarantees or to release one or more guarantees in accordance with the relevant Indenture;

•	to add collateral security with respect to the debt securities of that series;

•	to add or appoint a successor or separate Trustee or other agent;

•	to provide for the issuance of any debt securities or additional debt securities of that series;

•	to comply with any requirements in connection with qualifying the relevant Indenture under the Trust Indenture Act;

•	to comply with the rules of any applicable securities depository;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended;

•

to conform the provisions of the relevant Indenture to the “Description of Notes,” “Description of the Notes and Guarantees,” “Description of Debt Securities” and any similar sections of any offering memorandum or prospectus prepared in connection with the issuance of the debt securities of that series;

•	to make changes to the relevant Indenture applicable only to other series of debt securities issuable thereunder; and

•	to change any other provision if the change does not adversely affect the interests of any holder of debt securities of that series.

We may also modify and amend the relevant Indenture with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of each affected holder of a series of debt securities then outstanding if that amendment will:

•	change the stated maturity of, the principal, or installment of interest, on any debt security of such series;

•	reduce the principal amount of, or the rate of interest on, any debt security of such series;

•

reduce any premium payable on the redemption or required repurchase of any debt security of such series or change the date on which any debt security of such series may or must be redeemed, repaid or required to be repurchased;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security of such series is payable;

•	impair the right of any holder of such series to institute suit for the enforcement of any payment on or after the stated maturity of any debt security of such series;

•	reduce the percentage in principal amount of the outstanding debt security of such series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders in the relevant Indenture or the debt securities of such series;

•

modify any of the provisions of the relevant Indenture regarding the waiver of past defaults and the waiver of certain covenants by holders except to increase any percentage vote required or to provide that certain other provisions of the relevant Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

•	modify any of the above provisions.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the relevant Indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the relevant Indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge of Debt Securities

When all outstanding debt securities of any series will become due and payable within one year of their stated maturity and we have deposited with the Trustee cash sufficient to pay and discharge all outstanding debt securities of such series on the date of their stated maturity, then we may discharge our obligations under the relevant Indenture with respect to such debt securities while they remain outstanding.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the debt securities or the relevant Indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Concerning the Trustee

The Indentures and provisions of the Trust Indenture Act, which are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on property received in respect of any such claim, as security or otherwise. The Trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate the conflict or resign. The holders of a majority in principal amount of the then outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Trust Indenture Act and the indenture provide that in case an event of default shall occur (and be continuing), the Trustee will be required, in the exercise of its rights and powers, to use the degree of care and skill of a prudent person in the conduct of such person’s affairs. Subject to such provision, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities issued thereunder, unless they have offered to the Trustee indemnity satisfactory to it.

DESCRIPTION OF GUARANTEES

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “Guarantee”), by one or more of its subsidiaries (each, a “Guarantor”). In the case of Southwest Gas Corporation, the debt securities may or may not be guaranteed by Southwest Gas Holdings, Inc., its direct parent. The Guarantees, if any, will be the unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective Guarantors. The Guarantors of any series of guaranteed debt securities of each issuer may differ from the Guarantors of any other series of guaranteed debt securities of each issuer. In the event Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, the specific Guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If Southwest Gas Holdings, Inc. or Southwest Gas Corporation, as applicable, issues a series of guaranteed debt securities, a description of some of the terms of Guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each Guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable Indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable Indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable Indenture will contain provisions to the effect that the obligations of each Guarantor under its Guarantees and such Indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under such Guarantees and such Indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable Guarantor’s obligations under that Guarantee, subordinate that Guarantee to other debt and other liabilities of that Guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable Guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable Guarantees, which may include provisions that allow a Guarantor to be released from its obligations under its Guarantee under specified circumstances or that provide for one or more Guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each Guarantee will be the unsubordinated and unsecured obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor. Each Guarantee (other than a secured Guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable Guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any Guarantor that has provided an unsecured Guarantee of any debt securities, the holders of that Guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such Guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured Guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the Indentures will not limit the ability of any Guarantor to incur secured indebtedness or issue secured guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured Guarantee will be an unsubordinated obligation of the applicable Guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such Guarantor, except that such secured Guarantee will effectively rank senior to such Guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured Guarantee.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement and deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any series of preferred stock represented by depositary shares will be deposited with a bank or trust company and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock, as more fully described above under the heading “Description of Capital Stock—Preferred Stock.”

The bank or trust company that will be the depositary will function as the intermediary between Southwest Gas Holdings and the holders of the depositary receipts. Dividends and other distributions will be provided to the depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the depositary. Holders will have the right to surrender their depositary receipts to the depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences, there may be no market opportunity to trade such stock and once withdrawn from the depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. Southwest Gas Holdings will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary receipts, any redemption of the preferred stock and any withdrawal of preferred stock by the holder of the depositary shares. Holders will pay other transfer and other taxes and governmental charges and such other charges specifically provided in the deposit agreement for their individual accounts.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock, depositary shares or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, which we will file with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the total number of warrants

•	the price or prices at which the warrants will be issued;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement or other offering material.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement or other offering material. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement or other offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement or other offering material.

Warrants may be exercised as set forth in the applicable prospectus supplement or other offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement or other offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF UNITS

General

We may issue units composed of any combination of our debt securities, common stock, preferred stock, and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or other offering material may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Guarantees,” “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF RIGHTS

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into, from time to time, between us and a bank or trust company, as rights agent, all as set forth in a prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement or other offering material is subject to and is qualified in its entirety by reference to the rights agreement and, if applicable, underwriting or other arrangements relating to such rights. We will file these documents with the SEC for incorporation by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. You may also obtain our filings through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We also make available, free of charge, on or through our Internet web site (https://www.swgasholdings.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and, if applicable amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Please note, however, that we have not incorporated any other information by reference from our Internet web site, other than the documents listed under the heading “Incorporation by Reference.”

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the securities is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Predecessor’s Annual Report on Form 10-K for the year ended December 31, 2016;

•	Quarterly Reports on Form 10-Q for the Company’s quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 20, 2017) that were specifically incorporated by reference into Predecessor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

•

Current Reports on Form 8-K filed on January 3, 2017, February 15, 2017, February 24, 2017, March 9, 2017, March 31, 2017 (2 reports), April 10, 2017, May 10, 2017, October 17, 2017, November 2, 2017 and November 7, 2017; and

•

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the securities.

You may obtain a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Southwest Gas Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Morrison & Foerster LLP.

$

    % Senior Notes due 2049

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BNY Mellon Capital Markets, LLC	BofA Merrill Lynch	J.P. Morgan	Wells Fargo Securities

Co-Managers

Blaylock Van, LLC	Ramirez & Co., Inc.

The date of this prospectus supplement is                     , 2019.